Schedule I

                                   CONRAIL INC.
                          VALUATION AND QUALIFYING ACCOUNTS
                          FOR THE YEARS ENDED DECEMBER 31,

                                   (In Millions)
                                         Additions
                                    -------------------
                        Balance at  Charged to  Charged                 Balance
                        Beginning   Costs and   to Other                At End
Description              of Period   Expenses   Accounts  Deductions   of Period
- -----------             ----------  ----------  --------  ----------   ---------
                                                   (1)


1992
Casualty reserves
     Current              $112                               $  2 (2)      $110
     Noncurrent            168         $122       $11         148 (3)       153

Allowance for
disposition of property
and equipment (4)          321                                 44           277

1993
Casualty reserves
     Current               110                                 17 (2)        93
     Noncurrent            153          122        11         154 (3)       132

Allowance for
disposition of property
and equipment (4)          277                                 21           256

1994
Casualty reserves
     Current                93                                (10) (2)      103
     Noncurrent            132          172        12         104  (3)      212

Allowance for
disposition of property
and equipment (4)          256                                 15           241


(1) Charges to property accounts in connection with construction projects.

(2) Includes net transfers from noncurrent.

(3) Transfers to current.

(4) Deductions of $27 million, $21 million and $15 million in 1992, 1993 and 1994, respectively, represent net losses on asset dispositions. The remaining $17 million deduction in 1992 represents a net reduction in disposition requirements as a result of the decision to retain certain rail lines.
                                 S-1